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                                  EXHIBIT 23(e)

                          [LETTERHEAD OF AMH GROUP LTD]

                                                                  March 12, 1998
                                                                       File: 662

GIBSON, DUNN, CRUTCHER
2029 Century Park East
Suite 4000
Los Angeles, CA
90067-3026

Attn: Mr. Nawaf S. Al-Sabah

        Re:    Consent of Independent Petroleum Consultants

We refer to our report dated January 28, 1998 entitled "Evaluation of the Ninotsminda Oil Interests Owned by CanArgo Energy Inc.", and our addendum letter dated March 6, 1998 entitled "Ninotsminda Field, Entitlement Volumes and Values".

We hereby consent to the use of our name and references to excerpts from the aforementioned documents to be included in or made a part of the Form S-3 registration statement being filed by Fountain Oil Incorporated.

                                        Yours very truly,
                                        AMH GROUP LTD.

                                        /s/ A. K. ASHTON, P.ENG.
                                        ----------------------------------------
                                        A. K. Ashton, P.Eng.
                                        President